Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Third Quarter Results Includes A Significant Recovery on Problem Asset and 16.9% Annualized Loan Growth

Reports 10.4% Tangible Book Value Growth, Closes Merger with KansasLand, Adding to Kansas Franchise

WICHITA, Kansas, October 15, 2024 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $19.8 million or $1.28 earnings per diluted share for the quarter ended September 30, 2024.

“Our Company realized another exceptional earnings quarter, which included the favorable resolution of a significant problem loan," said Brad S. Elliott, Chairman and CEO of Equity. "Our team is committed to serving our communities and, through prudent underwriting, mitigating risk. When challenges arise, we will pursue all avenues available to us for successful resolution on behalf of our shareholders."

"Also during this quarter, our team continued to execute on our mission as we grew customer relationships and loan balances while also expanding our footprint via the KansasLand Bancshares, Inc. ("KansasLand") acquisition," Mr. Elliott said. "We are well positioned to facilitate both organic growth and strategic M&A. We have the teams, the processes and the experience to be the premier community bank in our geography."

Notable Items:

•
The Company realized earnings per diluted share of $1.28, or $1.31 adjusted to exclude pre-tax merger expense of $618 thousand and gain on security transactions of $206 thousand.
•
The Company closed its merger with and completed its integration of KansasLand. Adding $28.3 million in loan balances and $42.4 million in deposit balances.
•
During the quarter, the Company grew loan balances, excluding those acquired from KansasLand, by $117.8 million or 13.6% on an annualized basis.
•
The Company resolved a significant problem asset, recognizing an $8.5 million pre-tax benefit during the quarter.
•
The Company ended the quarter with deposit balances of $4.4 billion and a loan-to-deposit ratio of 82.5%.
•
The Company increased its quarterly dividend by 25% to $0.15 per share, its third consecutive annual increase. The Company also announced the approval of a share repurchase plan allowing for the purchase of up to 1,000,000 shares from October 1, 2024 through September 30, 2025.
•
The Company realized an increase in book and tangible book value of $42.6 million and $43.2 million, respectively. Linked quarter tangible book value per share improved 10.4% to $28.38 per share.
•
Classified assets as a percentage of total risk-based capital at Equity Bank closed the period at 8.3% while non-performing assets remained historically low. The allowance for credit losses closed the quarter at 1.2% of total loans.

Financial Results for the Quarter Ended September 30, 2024

Net income allocable to common stockholders was $19.8 million, or $1.28 per diluted share. Adjusting to exclude $618 thousand in pre-tax costs associated with mergers and gain on security transactions of $206 thousand, net income was $20.2 million or $1.31 per diluted share.

Excluding merger expenses and the costs associated with repositioning a portion of our BOLI portfolio in the prior quarter, net income was $15.3 million, or $0.99 per diluted share. The drivers of the periodic change are discussed in detail in the following sections.

Equity Bancshares, Inc.

PRESS RELEASE

Net Interest Income

Net interest income was $46.0 million for the period ended September 30, 2024, as compared to $46.5 million for the three months ended June 30, 2024, the decline was driven by minor declines in average earning assets and margin, partially offset by an additional day in the current period. Net interest margin was 3.87% for the quarter compared to 3.94% as the yield on interest-earning assets declined 7 basis points to 6.30%.

The decline in earning asset yield was driven by declining trends in both non-accrual loan impacts and purchase accounting accretion. The comparative change in these components of interest income resulted in an 8 basis point decline in margin.

Provision for Credit Losses

During the quarter ended September 30, 2024, there was a provision of $1.2 million compared to a provision of $265 thousand in the previous quarter. The provision was primarily attributable to growth in loan balances during the period. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. During the quarter, we realized net charge-offs of $1.6 million as compared to $1.2 million for the previous quarter.

Non-Interest Income

Total non-interest income was $9.3 million for the quarter ended September30, 2024, as compared to $9.0 million linked quarter. Included in current quarter results was gain realized on the acquisition of KansasLand of $831 thousand. Service fee revenue including deposit services, treasury, debit card, credit card, insurance and wealth management increased at an annualized rate of 2% during the quarter.

Non-Interest Expense

Total non-interest expense for the quarter was $30.3 million as compared to $38.9 million for the previous quarter. Adjusting for merger expenses in both periods, the decrease quarter over quarter was $6.9 million driven by the $8.5 million gain from a borrower's repurchase of our preferred equity interest in the borrower's company, partially offset by a $742 thousand write-down of a previous bank location now carried in Other Real Estate Owned and a $900 thousand increase in incentive accruals.

Income Tax Expense

The effective tax rate for the quarter was 16.7% as compared to 28.1% for the quarter ended June 30, 2024. The decrease in rate during the quarter was the result of the reversal of the non-recurring recognition of tax expense related to the liquidation of bank owned life insurance in the second quarter in addition to the reversal of deferred tax asset valuation allowance for the expected utilization of net operating loss carryforwards in the current tax year. Year-to-date effective tax rate is 21.2%.

Loans, Total Assets and Funding

Loans held for investment were $3.6 billion at September 30, 2024, increasing $146.5 million, or 16.9% on an annualized basis, during the quarter. Total assets were $5.4 billion as of the end of the period, increasing $109.7 million during the quarter.

Total deposits were $4.4 billion at September 30, 2024, increasing $21.5 million, or 2.0% on an annualized basis, from the previous quarter end. Of the total deposit balance, non-interest-bearing accounts comprise approximately 22.2%. Total

Equity Bancshares, Inc.

PRESS RELEASE

Federal Home Loan Bank borrowings were $296.0 million as of the end of the quarter, up $45.7 million as compared to June 30, 2024.

Asset Quality

As of September 30, 2024, Equity’s allowance for credit losses to total loans was 1.2% down 5 basis points as compared to June 30, 2024. The decline was driven by realized charge-offs during the period. Nonperforming assets were $32.3 million as of September 30, 2024, or 0.6% of total assets, compared to $27.2 million at June 30, 2024, or 0.5% of total assets. Non-accrual loans were $31.2 million at September 30, 2024, as compared to $26.6 million at June 30, 2024. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $49.1 million, or 8.32% of regulatory capital, up from $48.4 million, or 8.5% of regulatory capital as of June 30, 2024.

Capital

Quarter over quarter, book capital increased $42.6 million to $504.0 million and tangible capital increased $43.2 million to $433.9 million. Tangible book value per share closed the quarter at $28.4, increasing 10.4% compared to prior quarter. The increase in capital is primarily due to earnings and improvement in unrealized losses on bonds and cash flow hedges of $22.0 million, partially offset by dividends of $2.3 million. Tangible capital was also positively affected by the amortization of core deposit intangibles during the quarter.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 11.4%, the total capital to risk-weighted assets was 14.8% and the total leverage ratio was 9.6% at September 30, 2024. At June 30, 2024, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 11.1%, the total capital to risk-weighted assets ratio was 14.6% and the total leverage ratio was 9.1%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 13.0%, total capital to risk-weighted assets was 14.1% and the total leverage ratio was 10.4% at September 30, 2024. At June 30, 2024, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 12.9%, the ratio of total capital to risk-weighted assets was 14.0% and the total leverage ratio was 10.1%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Equity Bancshares, Inc.

PRESS RELEASE

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss third quarter results on Wednesday, October 16, 2024, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available following the close of the call at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NYSE National, Inc. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

Equity Bancshares, Inc.

PRESS RELEASE

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2024, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

Russell Colburn

Public Relations and Communication Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
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Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Interest and dividend income
Loans, including fees	$62,089	$55,152	$182,436	$156,281
Securities, taxable	9,809	5,696	29,862	17,456
Securities, nontaxable	400	369	1,192	1,606
Federal funds sold and other	2,667	3,822	8,374	7,075
Total interest and dividend income	74,965	65,039	221,864	182,418
Interest expense
Deposits	23,679	19,374	69,196	50,399
Federal funds purchased and retail repurchase agreements	261	246	893	633
Federal Home Loan Bank advances	3,089	968	8,022	2,939
Federal Reserve Bank borrowings	—	1,546	1,361	3,209
Subordinated debt	1,905	1,893	5,703	5,687
Total interest expense	28,934	24,027	85,175	62,867

Net interest income	46,031	41,012	136,689	119,551
Provision (reversal) for credit losses	1,183	1,230	2,448	1,162
Net interest income after provision (reversal) for credit losses	44,848	39,782	134,241	118,389
Non-interest income
Service charges and fees	2,424	2,690	7,534	7,888
Debit card income	2,665	2,591	7,733	7,798
Mortgage banking	287	226	720	527
Increase in value of bank-owned life insurance	1,344	794	3,083	3,134
Net gain on acquisition and branch sales	831	—	2,131	—
Net gains (losses) from securities transactions	206	(1)	222	(1,291)
Other	1,560	2,435	8,583	6,229
Total non-interest income	9,317	8,735	30,006	24,285
Non-interest expense
Salaries and employee benefits	18,494	15,857	54,418	47,786
Net occupancy and equipment	3,478	3,262	10,800	9,081
Data processing	5,152	4,553	15,016	12,962
Professional fees	1,487	1,312	4,657	4,341
Advertising and business development	1,368	1,419	3,897	3,827
Telecommunications	660	502	1,887	1,503
FDIC insurance	660	660	1,821	1,535
Courier and postage	686	548	1,912	1,469
Free nationwide ATM cost	544	516	1,569	1,565
Amortization of core deposit intangibles	1,112	799	3,229	2,635
Loan expense	143	132	447	385
Other real estate owned	(7,719)	128	(7,786)	318
Merger expenses	618	—	4,461	—
Other	3,645	4,556	10,023	13,196
Total non-interest expense	30,328	34,244	106,351	100,603
Income (loss) before income tax	23,837	14,273	57,896	42,071
Provision for income taxes	3,986	1,932	12,261	5,951
Net income (loss) and net income (loss) allocable to common stockholders	$19,851	$12,341	$45,635	$36,120
Basic earnings (loss) per share	$1.30	$0.80	$2.98	$2.32
Diluted earnings (loss) per share	$1.28	$0.80	$2.95	$2.30
Weighted average common shares	15,258,822	15,404,992	15,310,888	15,575,731
Weighted average diluted common shares	15,451,545	15,507,172	15,467,930	15,692,305

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest and dividend income
Loans, including fees	$62,089	$61,518	$58,829	$54,932	$55,152
Securities, taxable	9,809	10,176	9,877	6,417	5,696
Securities, nontaxable	400	401	391	354	369
Federal funds sold and other	2,667	3,037	2,670	2,591	3,822
Total interest and dividend income	74,965	75,132	71,767	64,294	65,039
Interest expense
Deposits	23,679	22,662	22,855	20,074	19,374
Federal funds purchased and retail repurchase agreements	261	306	326	298	246
Federal Home Loan Bank advances	3,089	3,789	1,144	1,005	968
Federal Reserve Bank borrowings	—	—	1,361	1,546	1,546
Subordinated debt	1,905	1,899	1,899	1,904	1,893
Total interest expense	28,934	28,656	27,585	24,827	24,027

Net interest income	46,031	46,476	44,182	39,467	41,012
Provision (reversal) for credit losses	1,183	265	1,000	711	1,230
Net interest income after provision (reversal) for credit losses	44,848	46,211	43,182	38,756	39,782
Non-interest income
Service charges and fees	2,424	2,541	2,569	2,299	2,690
Debit card income	2,665	2,621	2,447	2,524	2,591
Mortgage banking	287	245	188	125	226
Increase in value of bank-owned life insurance	1,344	911	828	925	794
Net gain on acquisition and branch sales	831	60	1,240	—	—
Net gains (losses) from securities transactions	206	(27)	43	(50,618)	(1)
Other	1,560	2,607	4,416	1,331	2,435
Total non-interest income	9,317	8,958	11,731	(43,414)	8,735
Non-interest expense
Salaries and employee benefits	18,494	17,827	18,097	16,598	15,857
Net occupancy and equipment	3,478	3,787	3,535	3,244	3,262
Data processing	5,152	5,036	4,828	4,471	4,553
Professional fees	1,487	1,778	1,392	1,413	1,312
Advertising and business development	1,368	1,291	1,238	1,598	1,419
Telecommunications	660	572	655	460	502
FDIC insurance	660	590	571	660	660
Courier and postage	686	620	606	577	548
Free nationwide ATM cost	544	531	494	508	516
Amortization of core deposit intangibles	1,112	1,218	899	739	799
Loan expense	143	195	109	155	132
Other real estate owned	(7,719)	17	(84)	224	128
Merger expenses	618	2,287	1,556	297	—
Other	3,645	3,122	3,256	4,054	4,556
Total non-interest expense	30,328	38,871	37,152	34,998	34,244
Income (loss) before income tax	23,837	16,298	17,761	(39,656)	14,273
Provision for income taxes (benefit)	3,986	4,582	3,693	(11,357)	1,932
Net income (loss) and net income (loss) allocable to common stockholders	$19,851	$11,716	$14,068	$(28,299)	$12,341
Basic earnings (loss) per share	$1.30	$0.77	$0.91	$(1.84)	$0.80
Diluted earnings (loss) per share	$1.28	$0.76	$0.90	$(1.84)	$0.80
Weighted average common shares	15,258,822	15,248,703	15,425,709	15,417,200	15,404,992
Weighted average diluted common shares	15,451,545	15,377,980	15,569,225	15,417,200	15,507,172

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
ASSETS
Cash and due from banks	$217,681	$244,321	$217,611	$363,289	$183,404
Federal funds sold	17,802	15,945	17,407	15,810	15,613
Cash and cash equivalents	235,483	260,266	235,018	379,099	199,017
Available-for-sale securities	1,041,000	1,042,176	1,091,717	919,648	1,057,009
Held-to-maturity securities	5,408	5,226	2,205	2,209	2,212
Loans held for sale	901	1,959	1,311	476	627
Loans, net of allowance for credit losses(1)	3,557,435	3,410,920	3,437,714	3,289,381	3,237,932
Other real estate owned, net	2,786	2,989	1,465	1,833	3,369
Premises and equipment, net	117,013	114,264	116,792	112,632	110,271
Bank-owned life insurance	131,670	130,326	125,693	124,865	124,245
Federal Reserve Bank and Federal Home Loan Bank stock	34,429	33,171	27,009	20,608	20,780
Interest receivable	28,398	27,381	27,082	25,497	23,621
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	16,029	16,636	17,854	7,222	7,961
Other	131,580	147,102	102,075	98,021	105,122
Total assets	$5,355,233	$5,245,517	$5,239,036	$5,034,592	$4,945,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$967,858	$984,872	$981,623	$898,129	$936,217
Total non-interest-bearing deposits	967,858	984,872	981,623	898,129	936,217
Demand, savings and money market	2,468,956	2,560,091	2,574,871	2,483,807	2,397,003
Time	926,130	796,474	814,532	763,519	748,950
Total interest-bearing deposits	3,395,086	3,356,565	3,389,403	3,247,326	3,145,953
Total deposits	4,362,944	4,341,437	4,371,026	4,145,455	4,082,170
Federal funds purchased and retail repurchase agreements	38,196	38,031	43,811	43,582	39,701
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	295,997	250,306	219,931	240,000	240,000
Subordinated debt	97,336	97,196	97,058	96,921	96,787
Contractual obligations	19,683	23,770	18,493	19,315	29,019
Interest payable and other liabilities	37,039	33,342	31,941	36,459	39,460
Total liabilities	4,851,195	4,784,082	4,782,260	4,581,732	4,527,137
Commitments and contingent liabilities
Stockholders’ equity
Common stock	209	208	208	207	207
Additional paid-in capital	494,763	491,709	490,533	489,187	488,137
Retained earnings	180,588	163,068	153,201	141,006	171,188
Accumulated other comprehensive income (loss), net of tax	(40,012)	(62,005)	(60,788)	(57,920)	(122,047)
Treasury stock	(131,510)	(131,545)	(126,378)	(119,620)	(119,355)
Total stockholders’ equity	504,038	461,435	456,776	452,860	418,130
Total liabilities and stockholders’ equity	$5,355,233	$5,245,517	$5,239,036	$5,034,592	$4,945,267

(1) Allowance for credit losses	$43,490	$43,487	$44,449	$43,520	$44,186

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Loans Held For Investment by Type
Commercial real estate	$1,916,863	$1,793,544	$1,797,192	$1,759,855	$1,721,761
Commercial and industrial	670,665	663,718	649,035	598,327	585,129
Residential real estate	567,063	572,523	581,988	556,328	558,188
Agricultural real estate	259,587	219,226	198,291	196,114	205,865
Agricultural	89,529	104,342	149,312	118,587	103,352
Consumer	97,218	101,054	106,345	103,690	107,823
Total loans held-for-investment	3,600,925	3,454,407	3,482,163	3,332,901	3,282,118
Allowance for credit losses	(43,490)	(43,487)	(44,449)	(43,520)	(44,186)
Net loans held for investment	$3,557,435	$3,410,920	$3,437,714	$3,289,381	$3,237,932

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.21%	1.26%	1.28%	1.31%	1.35%
Past due or nonaccrual loans to total loans	1.17%	1.15%	1.10%	1.10%	1.03%
Nonperforming assets to total assets	0.60%	0.52%	0.49%	0.53%	0.42%
Nonperforming assets to total loans plus other real estate owned	0.90%	0.79%	0.73%	0.79%	0.63%
Classified assets to bank total regulatory capital	8.32%	8.47%	6.85%	7.09%	6.27%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,055,833	$1,065,979	$1,074,101	$985,591	$1,085,905
Total gross loans receivable	3,475,885	3,459,476	3,452,553	3,293,755	3,281,483
Interest-earning assets	4,731,927	4,745,713	4,742,200	4,480,279	4,635,384
Total assets	5,205,017	5,196,259	5,152,915	4,892,712	5,046,179
Interest-bearing deposits	3,309,202	3,275,765	3,319,907	3,092,637	3,206,300
Borrowings	395,190	450,178	390,166	391,691	385,125
Total interest-bearing liabilities	3,704,392	3,725,943	3,710,073	3,484,328	3,591,425
Total deposits	4,275,424	4,250,843	4,254,883	4,019,362	4,177,332
Total liabilities	4,719,549	4,740,937	4,692,671	4,469,505	4,619,919
Total stockholders' equity	485,468	455,322	460,244	423,207	426,260
Tangible common equity*	414,644	383,899	398,041	361,451	363,625

Performance ratios
Return on average assets (ROAA) annualized	1.52%	0.91%	1.10%	(2.29)%	0.97%
Return on average assets before income tax and provision for loan losses*	1.91%	1.28%	1.46%	(3.16)%	1.22%
Return on average equity (ROAE) annualized	16.27%	10.35%	12.29%	(26.53)%	11.49%
Return on average equity before income tax and provision for loan losses*	20.50%	14.63%	16.39%	(36.51)%	14.43%
Return on average tangible common equity (ROATCE) annualized*	19.92%	13.31%	14.96%	(30.39)%	14.18%
Yield on loans annualized	7.11%	7.15%	6.85%	6.62%	6.67%
Cost of interest-bearing deposits annualized	2.85%	2.78%	2.77%	2.58%	2.40%
Cost of total deposits annualized	2.20%	2.14%	2.16%	1.98%	1.84%
Net interest margin annualized	3.87%	3.94%	3.75%	3.49%	3.51%
Efficiency ratio*	54.70%	66.03%	65.16%	74.35%	68.83%
Non-interest income / average assets	0.71%	0.69%	0.92%	(3.52)%	0.69%
Non-interest expense / average assets	2.32%	3.01%	2.90%	2.84%	2.69%

Capital Ratios
Tier 1 Leverage Ratio	9.55%	9.14%	9.10%	9.46%	9.77%
Common Equity Tier 1 Capital Ratio	11.37%	11.12%	11.14%	11.74%	12.65%
Tier 1 Risk Based Capital Ratio	11.94%	11.70%	11.73%	12.36%	13.27%
Total Risk Based Capital Ratio	14.78%	14.61%	14.71%	15.48%	16.42%

Equity Bancshares, Inc.

PRESS RELEASE

Total stockholders' equity to total assets	9.41%	8.80%	8.72%	8.99%	8.46%
Tangible common equity to tangible assets*	8.21%	7.55%	7.45%	7.87%	7.29%
Dividend payout ratio	11.74%	15.79%	13.31%	(6.65)%	15.13%
Book value per common share	$32.97	$30.36	$29.80	$29.35	$27.13
Tangible book value per common share*	$28.38	$25.70	$25.10	$25.37	$23.09
Tangible book value per diluted common share*	$28.00	$25.44	$24.87	$25.05	$22.96

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GGAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For nine months ended			For nine months ended
	September 30, 2024			September 30, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$643,213	$38,408	7.98%	$580,359	$31,503	7.26%
Commercial real estate	1,400,385	73,339	7.00%	1,300,202	61,811	6.36%
Real estate construction	400,317	26,350	8.79%	450,147	24,764	7.36%
Residential real estate	579,818	19,935	4.59%	567,169	17,933	4.23%
Agricultural real estate	218,334	11,777	7.21%	202,963	10,399	6.85%
Agricultural	116,520	7,398	8.48%	100,450	5,039	6.71%
Consumer	104,098	5,229	6.71%	106,841	4,832	6.05%
Total loans	3,462,685	182,436	7.04%	3,308,131	156,281	6.32%
Securities
Taxable securities	1,004,367	29,862	3.97%	1,059,858	17,456	2.20%
Nontaxable securities	60,903	1,192	2.62%	82,230	1,606	2.61%
Total securities	1,065,270	31,054	3.89%	1,142,088	19,062	2.23%
Federal funds sold and other	211,961	8,374	5.28%	191,585	7,075	4.94%
Total interest-earning assets	$4,739,916	221,864	6.25%	$4,641,804	182,418	5.25%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,535,852	48,090	2.53%	$2,365,972	32,288	1.82%
Time deposits	765,800	21,106	3.68%	856,862	18,111	2.83%
Total interest-bearing deposits	3,301,652	69,196	2.80%	3,222,834	50,399	2.09%
FHLB advances	223,132	8,022	4.80%	97,014	2,939	4.05%
Other borrowings	188,652	7,957	5.63%	243,007	9,529	5.24%
Total interest-bearing liabilities	$3,713,436	85,175	3.06%	$3,562,855	62,867	2.36%

Net interest income		$136,689			$119,551
Interest rate spread			3.19%			2.89%

Net interest margin (2)			3.85%			3.44%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2024			September 30, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$659,697	$13,213	7.97%	$573,039	$10,984	7.60%
Commercial real estate	1,351,407	24,196	7.12%	1,253,362	20,824	6.59%
Real estate construction	442,857	9,732	8.74%	480,355	9,838	8.13%
Residential real estate	578,702	6,912	4.75%	564,138	6,085	4.28%
Agricultural real estate	251,595	4,365	6.90%	203,399	3,898	7.60%
Agricultural	91,500	1,906	8.29%	99,773	1,856	7.38%
Consumer	100,127	1,765	7.01%	107,417	1,667	6.16%
Total loans	3,475,885	62,089	7.11%	3,281,483	55,152	6.67%
Securities
Taxable securities	995,713	9,809	3.92%	1,027,889	5,696	2.20%
Nontaxable securities	60,120	400	2.65%	58,016	369	2.52%
Total securities	1,055,833	10,209	3.85%	1,085,905	6,065	2.22%
Federal funds sold and other	200,209	2,667	5.30%	267,996	3,822	5.66%
Total interest-earning assets	$4,731,927	74,965	6.30%	$4,635,384	65,039	5.57%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,555,916	16,484	2.57%	$2,423,380	13,331	2.18%
Time deposits	753,286	7,195	3.80%	782,920	6,043	3.06%
Total interest-bearing deposits	3,309,202	23,679	2.85%	3,206,300	19,374	2.40%
FHLB advances	252,751	3,089	4.86%	100,000	968	3.84%
Other borrowings	142,439	2,166	6.05%	285,125	3,685	5.13%
Total interest-bearing liabilities	$3,704,392	28,934	3.11%	$3,591,425	24,027	2.65%

Net interest income		$46,031			$41,012
Interest rate spread			3.19%			2.92%

Net interest margin (2)			3.87%			3.51%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2024			June 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$659,697	$13,213	7.97%	$635,123	$12,782	8.09%
Commercial real estate	1,351,407	24,196	7.12%	1,401,109	24,541	7.04%
Real estate construction	442,857	9,732	8.74%	402,831	8,843	8.83%
Residential real estate	578,702	6,912	4.75%	580,338	6,563	4.55%
Agricultural real estate	251,595	4,365	6.90%	206,018	3,944	7.70%
Agricultural	91,500	1,906	8.29%	127,298	3,102	9.80%
Consumer	100,127	1,765	7.01%	106,759	1,743	6.57%
Total loans	3,475,885	62,089	7.11%	3,459,476	61,518	7.15%
Securities
Taxable securities	995,713	9,809	3.92%	1,006,018	10,176	4.07%
Nontaxable securities	60,120	400	2.65%	59,961	401	2.70%
Total securities	1,055,833	10,209	3.85%	1,065,979	10,577	3.99%
Federal funds sold and other	200,209	2,667	5.30%	220,258	3,037	5.54%
Total interest-earning assets	$4,731,927	74,965	6.30%	$4,745,713	75,132	6.37%
Interest-bearing liabilities
Demand savings and money market deposits	$2,555,916	16,484	2.57%	$2,530,899	15,946	2.53%
Time deposits	753,286	7,195	3.80%	744,866	6,716	3.63%
Total interest-bearing deposits	3,309,202	23,679	2.85%	3,275,765	22,662	2.78%
FHLB advances	252,751	3,089	4.86%	302,972	3,789	5.03%
Other borrowings	142,439	2,166	6.05%	147,206	2,205	6.03%
Total interest-bearing liabilities	$3,704,392	28,934	3.11%	$3,725,943	28,656	3.09%

Net interest income		$46,031			$46,476
Interest rate spread			3.19%			3.28%

Net interest margin (2)			3.87%			3.94%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

Total stockholders' equity	$504,038	$461,435	$456,776	$452,860	$418,130
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	16,029	16,636	17,854	7,222	7,961
Less: mortgage servicing rights, net	—	25	50	75	100
Less: naming rights, net	968	979	989	1,000	1,011
Tangible common equity	$433,940	$390,694	$384,782	$391,462	$355,957
Common shares outstanding at period end	15,288,309	15,200,194	15,327,799	15,428,251	15,413,064
Diluted common shares outstanding at period end	15,497,466	15,358,396	15,469,531	15,629,185	15,500,749
Book value per common share	$32.97	$30.36	$29.80	$29.35	$27.13
Tangible book value per common share	$28.38	$25.70	$25.10	$25.37	$23.09
Tangible book value per diluted common share	$28.00	$25.44	$24.87	$25.05	$22.96

Total assets	$5,355,233	$5,245,517	$5,239,036	$5,034,592	$4,945,267
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	16,029	16,636	17,854	7,222	7,961
Less: mortgage servicing rights, net	—	25	50	75	100
Less: naming rights, net	968	979	989	1,000	1,011
Tangible assets	$5,285,135	$5,174,776	$5,167,042	$4,973,194	$4,883,094
Total stockholders' equity to total assets	9.41%	8.80%	8.72%	8.99%	8.46%
Tangible common equity to tangible assets	8.21%	7.55%	7.45%	7.87%	7.29%

Total average stockholders' equity	$485,468	$455,322	$460,244	$423,207	$426,260
Less: average intangible assets	70,824	71,423	62,203	61,756	62,635
Average tangible common equity	$414,644	$383,899	$398,041	$361,451	$363,625
Net income (loss) allocable to common stockholders	$19,851	$11,716	$14,068	$(28,299)	$12,341
Add: amortization of intangible assets	1,148	1,254	935	775	835
Less: tax effect of intangible assets amortization	241	263	196	163	175
Adjusted net income (loss) allocable to common stockholders	$20,758	$12,707	$14,807	$(27,687)	$13,001
Return on total average stockholders' equity (ROAE) annualized	16.27%	10.35%	12.29%	(26.53)%	11.49%
Return on average tangible common equity (ROATCE) annualized	19.92%	13.31%	14.96%	(30.39)%	14.18%

Non-interest expense	$30,328	$38,871	$37,152	$34,998	$34,244
Less: merger expense	618	2,287	1,556	297	—
Adjusted non-interest expense	$29,710	$36,584	$35,596	$34,701	$34,244
Net interest income	$46,031	$46,476	$44,182	$39,467	$41,012
Non-interest income	9,317	8,958	11,731	(43,414)	8,735
Less: net gain on acquisition and branch sales	831	60	1,240	—	—
Less: net gains (losses) from securities transactions	206	(27)	43	(50,618)	(1)
Adjusted non-interest income	$8,280	$8,925	$10,448	$7,204	$8,736
Net interest income plus adjusted non-interest income	$54,311	$55,401	$54,630	$46,671	$49,748
Non-interest expense to net interest income plus non-interest income	54.80%	70.12%	66.45%	(886.70)%	68.84%
Efficiency ratio	54.70%	66.03%	65.16%	74.35%	68.83%
Net income (loss) allocable to common stockholders	$19,851	$11,716	$14,068	$(28,299)	$12,341
Add: income tax provision	3,986	4,582	3,693	(11,357)	1,932
Add: provision (reversal) of credit losses	1,183	265	1,000	711	1,230
Pre-tax, pre-provision income	$25,020	$16,563	$18,761	$(38,945)	$15,503
Total average assets	$5,205,017	$5,196,259	$5,152,915	$4,892,712	$5,046,179

Equity Bancshares, Inc.

PRESS RELEASE

Total average stockholders' equity	$485,468	$455,322	$460,244	$423,207	$426,620
Return on average assets (ROAA) annualized	1.52%	0.91%	1.10%	(2.29)%	0.97%
Adjusted return on average assets	1.91%	1.28%	1.46%	(3.16)%	1.22%
Adjusted return on average equity	20.50%	14.63%	16.39%	(36.51)%	14.43%

Net income (loss) allocable to common stockholders	$19,851	$11,716	$14,068	$(28,299)	$12,341
Add: Day 1 -Provision	—	—	1,000	—	—
Less: Gain (loss) from securities transactions	206	(27)	43	(50,618)	(1)
Add: Merger expense	618	2,287	1,556	297	—
Adjusted non-core items	412	2,314	2,513	50,915	1
Tax effected non-core items	325	1,828	1,985	40,223	1
BOLI tax adjustment	—	1,730	—	—	—
Adjusted operating net income	$20,176	$15,274	$16,053	$11,924	$12,342
GAAP earnings (loss) per diluted share	$1.28	$0.76	$0.90	$(1.84)	$0.80
Adjusted earnings (loss) per diluted share	$1.31	$0.99	$1.03	$0.77	$0.80
Total average assets	$5,205,017	$5,196,258	$5,152,915	$4,892,712	$5,046,179
Adjusted Operating ROAA	1.54%	1.18%	1.25%	0.97%	0.97%
Weighted average diluted common shares	15,451,545	15,377,980	15,569,225	15,417,200	15,507,172